================================================================================

                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant under Section 240.14a-12

                         PARKVALE FINANCIAL CORPORATION
--------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required

[   ]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                            ---------------

       (5) Total fee paid:
                           ------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------
       (3) Filing Party:
                        --------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------

================================================================================

     PARKVALE FINANCIAL CORPORATION LOGO

--------------------------------------------------------------------------------

                                4220 WILLIAM PENN HIGHWAY, MONROEVILLE, PA 15146

                                                              September 15, 2003

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Parkvale Financial Corporation. The meeting will be held at the Pittsburgh Athletic Association, 4215 Fifth Avenue, Pittsburgh, Pennsylvania, on Thursday, October 23, 2003, at 10:00 a.m.

     At the meeting, stockholders will act on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement and on any other business matters properly brought before the meeting.

     FOR THE REASONS SET FORTH IN THE PROXY STATEMENT, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES AS DIRECTORS AND "FOR" THE RATIFICATION OF AUDITORS.

     It is important that your shares be represented and voted at the Annual Meeting regardless of whether you plan to attend. Please complete, sign, date and return the enclosed proxy card promptly in the envelope provided.

                                            Sincerely,

                                            /s/ ROBERT J. McMARTHY, JR.
                                            Robert J. McCarthy, Jr.
                                            President and
                                            Chief Executive Officer

                         PARKVALE FINANCIAL CORPORATION
                           4220 WILLIAM PENN HIGHWAY
                        MONROEVILLE, PENNSYLVANIA 15146
                                 (412) 373-7200
                         ------------------------------

                            NOTICE OF ANNUAL MEETING
                         TO BE HELD ON OCTOBER 23, 2003
                         ------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Parkvale Financial Corporation, Monroeville, Pennsylvania (the "Corporation"), will be held at the Pittsburgh Athletic Association, 4215 Fifth Avenue, Pittsburgh, Pennsylvania, on Thursday, October 23, 2003, at 10:00 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

     (1) To elect one director for a term of two years and two directors for a term of three years or until their successors have been elected and qualified;

     (2) To ratify the appointment of Ernst & Young LLP as the Corporation's independent auditors for the fiscal year ending June 30, 2004; and

     (3) To transact such other business as may properly come before the meeting.

     Stockholders of the Corporation of record at the close of business on August 25, 2003 are entitled to notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ ERNA A GOLOTA
                                          Erna A. Golota
                                          Secretary

Monroeville, Pennsylvania
September 15, 2003

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                         PARKVALE FINANCIAL CORPORATION
                         ------------------------------

                                PROXY STATEMENT
                         ------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is being furnished to holders of Common Stock, par value $1.00 per share ("Common Stock"), of Parkvale Financial Corporation (the "Corporation" or "PFC"), the holding company of Parkvale Savings Bank (the "Bank"), in connection with the solicitation of proxies on behalf of the Board of Directors, for use at the Annual Meeting of Stockholders to be held at the Pittsburgh Athletic Association, 4215 Fifth Avenue, Pittsburgh, Pennsylvania, on Thursday, October 23, 2003, at 10:00 a.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting. This Proxy Statement is being first sent to stockholders on or about September 15, 2003.

     The proxies solicited hereby, if properly signed and returned to the Corporation, will be voted in accordance with the instructions contained therein if they are not revoked prior to their use. IF NO CONTRARY INSTRUCTIONS ARE GIVEN, EACH PROXY RECEIVED WILL BE VOTED FOR THE SLATE OF DIRECTORS DESCRIBED HEREIN, FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE CORPORATION'S INDEPENDENT AUDITORS AND UPON THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS APPOINTED AS PROXIES.

     Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Corporation written notice thereof (Erna A. Golota, Secretary, Parkvale Financial Corporation, 4220 William Penn Highway, Monroeville, Pennsylvania 15146), (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

               VOTING SECURITIES AND BENEFICIAL OWNERSHIP THEREOF

     Only stockholders of record at the close of business on August 25, 2003 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 5,528,856 shares of Common Stock of the Corporation issued and outstanding and the Corporation had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote on each proposal at the Annual Meeting, with no cumulative voting for the election of directors permitted.

     The following table sets forth, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) persons or entities known to the Corporation to be the beneficial owners of 5% or more of the Corporation's Common Stock, (ii) directors of the Corporation, (iii) executive officers of the Corporation who are not directors, and (iv) all directors and executive officers as a group. The information shown is based upon filings pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), and/or information furnished by the individuals or entities.

                                                  NUMBER OF SHARES
                                                BENEFICIALLY OWNED AS           PERCENT OF
NAME OF BENEFICIAL OWNER                        OF AUGUST 25, 2003(1)          COMMON STOCK
------------------------                        ---------------------          ------------
Parkvale Financial Corporation                         555,587(2)                 10.05%
Employee Stock Ownership Plan
4220 William Penn Highway
Monroeville, PA 15146

Beck, Mack & Oliver LLC                                401,102(3)                  7.25
330 Madison Avenue
New York, NY 10017

DIRECTORS:
Fred P. Burger, Jr.                                    159,836(4)(5)               2.87
Andrea F. Fitting                                       17,749(4)(6)               0.32
Robert J. McCarthy, Jr.                                454,486(4)(7)(8)            8.08
Patrick J. Minnock                                      33,537(4)(9)               0.60
Robert D. Pfischner                                    117,981(4)(10)              2.12
Harry D. Reagan                                          1,200                     0.02

EXECUTIVE OFFICERS
WHO ARE NOT DIRECTORS:
Timothy G. Rubritz                                     123,837(4)(7)(11)           2.23
Gail B. Anwyll                                          29,936(4)(7)               0.54
Thomas R. Ondek                                         44,418(4)(7)               0.80

DIRECTORS AND EXECUTIVE
OFFICERS AS A GROUP
(9 persons)                                            982,980(4)(7)              16.97

---------

 (1) Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

 (2) All shares have been allocated to the participants of the Employee Stock Ownership Plan ("ESOP").

 (3) Beck, Mack & Oliver LLC is an investment adviser registered under the Investment Advisers Act of 1940 and based on a Schedule 13F as of June 30, 2003 filed with the SEC, the 401,102 shares are owned by investment advisory clients of the firm. No one of these clients owns more than 5% of said shares.

 (4) Includes shares that may be acquired within 60 days through exercise of stock options as follows: Mr. Burger, 30,819 shares; Dr. Fitting, 15,750 shares; Mr. McCarthy, 95,539 shares; Mr. Minnock, 15,750 shares; Mr. Pfischner, 34,505 shares; Mr. Rubritz, 32,582 shares; Ms. Anwyll, 16,316 shares; Mr. Ondek, 20,842 shares; and all directors and executive officers as a group, 262,103 shares. Shares of Common Stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by the individual or group but are not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other person or group. Exclusive of shares which may be acquired upon the exercise of stock options, directors and executive officers of the Corporation as a group beneficially owned 720,877 shares or 13.04% of the issued and outstanding Common Stock.

 (5) Includes 37,000 shares held under Mr. Burger's deferred fee agreement with the Bank.

 (6) Includes 1,140 shares held by Dr. Fitting's spouse.

 (7) Includes shares allocated to such person or group under the ESOP as follows: Mr. McCarthy, 56,364 shares; Mr. Rubritz, 36,482 shares; Ms. Anwyll, 11,330 shares; Mr. Ondek, 16,166 shares; and all executive officers as a group, 120,342 shares. Also includes shares allocated under (a) the Supplemental Executive Benefit Plan ("SEBP") as follows: Mr. McCarthy, 19,967 shares; Mr. Rubritz, 513 shares, and all executive officers as a group, 20,480 shares; and (b) Executive Deferred Compensation Plan ("EDCP"): Mr. McCarthy, 31,943 shares; Mr. Rubritz, 3,615 shares; Mr. Ondek, 75 shares; and all executive officers as a group 35,633 shares. (See Audit-Finance Committee Report On Executive Compensation.) Shares are deemed to be beneficially owned by such individuals or group as a result of their ability to direct the ESOP, SEBP and EDCP trustees' voting of such shares allocated to their respective accounts.

 (8) Includes 148,884 shares held jointly by Mr. McCarthy and his wife, 17,254 shares held by Mr. McCarthy as custodian for his children, and 84,535 shares held under deferred fee and compensation agreements with the Bank.

 (9) Includes 3,281 shares held by Mr. Minnock's wife and 9,900 shares held by the Minnock Family Limited Partnership.

(10) Includes 26,816 shares held jointly by Mr. Pfischner and his wife and 1,525 shares held by his wife.

(11) Includes 36,889 shares held jointly by Mr. Rubritz and his wife and 6,006 shares held by Mr. Rubritz as custodian for his children.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires that directors and officers of the Corporation and the Bank file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission. Directors and officers are required to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely upon review of copies of Forms 3, 4 and 5 received by the Corporation's compliance administrator, the Corporation believes that all filing requirements applicable to its directors and officers were complied with during fiscal 2003.

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
             DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

     Pursuant to the Bylaws of the Corporation and by resolution of the Corporation's Board of Directors, the Board of Directors currently consists of six members. The Board of Directors is divided into three classes, and members of each class are elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually. There are no arrangements or understandings between the Corporation and any person pursuant to which such person has been nominated as a director other than the nomination of Harry D. Reagan as a director. Pursuant to the terms of the Parkvale/Second National Bank of Masontown Agreement and Plan of Acquisition, Mr. Reagan was recommended by the Masontown Advisory Board for a seat on the Parkvale Board. Parkvale's Board of Directors concurred with this recommendation. No director or executive officer is related to any other director or executive officer of either the Corporation or the Bank.

     Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for the replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the persons listed below may not be able to serve as a director if elected. A majority of the shares of Common Stock entitled to vote, present in person or by proxy at the meeting, will constitute a quorum. The election of directors requires the affirmative vote of the holders of a plurality of the shares of Common Stock by all stockholders entitled to vote thereon, whether in person or by proxy. Abstentions are considered in determining the presence of a quorum but will not be counted as votes cast. Accordingly, abstentions will have no effect on the plurality vote required for the election of directors. There will not be any "broker non-votes" on this proposal.

                       NOMINEE FOR TERM EXPIRING IN 2005

                                                  PRINCIPAL OCCUPATION                   DIRECTOR
NAME                             AGE           DURING THE PAST FIVE YEARS                  SINCE
----                             ---           --------------------------                  -----
Harry D. Reagan                  70    Chief Executive Officer of Masontown         3-1-03(2)
                                       Division of Parkvale Savings Bank February   by appointment of
                                       1, 2002 until retirement on December 31,     the Board of
                                       2002; formerly Chairman of the Board of      Directors.
                                       The Second National Bank of Masontown
                                       (SNB) prior to the merger of SNB into
                                       Parkvale Savings Bank on January 31, 2002;
                                       Chief Executive Officer of SNB since 1988;
                                       previously with Gallatin National Bank
                                       from 1951 until 1988

                      NOMINEES FOR TERMS EXPIRING IN 2006

                                                  PRINCIPAL OCCUPATION                   DIRECTOR
NAME                             AGE           DURING THE PAST FIVE YEARS                  SINCE
----                             ---           --------------------------                  -----
Robert D. Pfischner              81    Chairman of the Board; Retired, former              1968(1)(2)
                                       President of E.T. Lippert Saw Co., a
                                       manufacturer of saw blades for industry and
                                       fabricator of armor plate, from 1973 to
                                       2003

                                                  PRINCIPAL OCCUPATION                   DIRECTOR
NAME                             AGE           DURING THE PAST FIVE YEARS                  SINCE
----                             ---           --------------------------                  -----
Andrea F. Fitting, Ph.D.         49    Director; President and Chief Executive             1998(2)
                                       Officer of Fitting Group, Inc., formerly
                                       known as Fitting Creative, Inc., since 1995
                                       and President of Fitting Communications,
                                       Inc. from 1986 to 1995, marketing
                                       communications firms; former Commissioner
                                       of the Pennsylvania Historical and Museum
                                       Commission

           THE BOARD OF DIRECTORS RECOMMENDS THAT THE ABOVE NOMINEES
                            BE ELECTED AS DIRECTORS.

                     DIRECTORS WITH TERMS EXPIRING IN 2004

                                                  PRINCIPAL OCCUPATION                   DIRECTOR
NAME                             AGE           DURING THE PAST FIVE YEARS                  SINCE
----                             ---           --------------------------                  -----
Robert J. McCarthy, Jr.          60    Director; President and Chief Executive             1985(1)(2)
                                       Officer of the Bank since December 1984 and
                                       of the Corporation since organization in
                                       August 1987; previously President and Chief
                                       Executive Officer of Metropolitan Federal
                                       Savings Bank, Bethesda, Maryland
Patrick J. Minnock               46    Director; President of Minnock Construction         1998(2)
                                       Company, a leading builder and land
                                       developer in the western Pennsylvania area,
                                       since 1988; licensed real estate broker
                                       since 1987

                      DIRECTOR WITH TERM EXPIRING IN 2005

                                                  PRINCIPAL OCCUPATION                   DIRECTOR
NAME                             AGE           DURING THE PAST FIVE YEARS                  SINCE
----                             ---           --------------------------                  -----
Fred P. Burger, Jr.              76    Director; President of Burger Agency, Inc.,   1981(1)(2)
                                       a real estate brokerage firm and insurance
                                       agency, since 1948

---------

(1) Includes terms as director of the Bank prior to organization of the Corporation in 1987.

(2) Currently serves as a director of the Bank.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Corporation holds regular meetings at least quarterly. Each member of the Board of Directors of the Corporation also serves as a director of the Bank. During the year ended June 30, 2003, the Board of Directors of the Corporation met ten times. No directors failed to attend fewer than 90% of such meetings and the meetings of the committees of the Board on which they served. All members of the Board serve on the Nominating Committee, which met one time during fiscal 2003. The Nominating Committee will consider nominations made by stockholders if such nominations are made in accordance with
Article IV, Section 3 of the Corporation's Bylaws. The Board also has other standing committees, each served by the same members of the Board and in the same capacities as those described below for similar committees of the Bank's Board. The Executive Committee, which did not meet in fiscal 2003, has the authority to exercise all of the powers of the Board between Board meetings. The joint Audit-Finance Committee of the Corporation and the Bank met four times in fiscal

2003. Directors of the Corporation do not receive any fees directly from the Corporation for serving as Board and Committee members. The Board does not have a separate compensation committee as determination of compensation is a function of the Audit-Finance Committee.

     The Board of Directors of the Bank meets regularly each month and may have additional special meetings. The Board met thirteen times during fiscal 2003. The Bank has standing Executive, Audit-Finance and Site-Building Committees as described below, in addition to other committees. During fiscal 2003, no directors failed to attend fewer than 90% of the meetings held during the year by the Board of Directors and by all committees of the Board on which they served.

     The Executive Committee has the authority to exercise all the powers of the Board of Directors between Board meetings. The members of the Executive Committee are appointed annually and consisted of Dr. Fitting and Messrs. Burger, Minnock and Reagan during fiscal 2003. Mr. Pfischner currently serves as Chairman of this committee. Mr. McCarthy attends but does not vote at the meetings. The Executive Committee met three times during fiscal 2003.

     The Site-Building Committee inspects, evaluates and recommends to the Board proposed sites for branch offices and recommends any major repairs and/or additions to such proposed sites that may be necessary. The members of the Site-Building Committee are appointed annually and consisted of Dr. Fitting and Messrs. Burger, Minnock and Reagan during fiscal 2003. Messrs. Pfischner and McCarthy, as ex-officio members, attend the meetings but do not vote. Mr. Minnock currently serves as Chairman of this committee. The Site-Building Committee met one time during fiscal 2003.

     The joint Audit-Finance Committee is comprised of four outside directors. The Committee reviews the Bank's budget; the scope and results of the audit performed by the Corporation's and the Bank's independent auditors; the scope and results of the examinations performed by the Office of Thrift Supervision, the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation; the Bank's system of internal control; and monitors compliance with the Bank's established investment, interest rate risk, financial futures and options policies. The members of such committee must consider and act upon (1) all transactions with respect to the investment portfolio, with the exception of Federal Funds sold, in excess of $25 million, and (2) all hedging activities over $10 million and up to $25 million. In addition, the Audit-Finance Committee reviews and makes recommendations to the Board concerning compensation of officers and employees. The members of the Audit-Finance Committee are appointed annually and consisted of Dr. Fitting and Messrs. Burger, Minnock and Reagan during fiscal 2003. Messrs. Pfischner and McCarthy, as ex-officio members, attend the meetings but do not vote. Mr. Burger currently serves as Chairman of this committee. The Audit-Finance Committee met four times during fiscal 2003.

                                  AUDIT REPORT

     The four persons who are members of the Audit-Finance Committee are financially literate and act under the Audit Committee Charter approved by the Board of Directors. A copy of the Charter is included as Appendix A.

     The Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling the oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosure in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement of Auditing Standards No. 61. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Corporation, including the matters in the written disclosures required by the Independence Standards Board and the Independent Standards Board Standard No. 1, and considered the compatibility of non-audit services with the auditors' independence.

     The Committee discussed with the Corporation's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2003 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, selection of Ernst & Young LLP as the Corporation's independent auditors for the fiscal year ending June 30, 2004.

                         Fred P. Burger, Jr., Chairman
                               Andrea F. Fitting
                               Patrick J. Minnock
                                Harry D. Reagan

September 11, 2003

COMPENSATION OF DIRECTORS

     Board members receive a retainer of $1,375 monthly, based on an annualized retainer of $16,500, and $500 for each meeting attended. Mr. McCarthy does not receive the annual retainer and meeting fees. Directors, excluding Messrs. Pfischner and McCarthy, received $200 for each committee meeting attended during fiscal 2003, except for the chairmen of the Audit-Finance and Site-Building committees, who received $225 per meeting attended. In addition to the normal $225 per meeting fee for fulfilling his duties as Chairman of the Site-Building Committee, Mr. Minnock may receive $100 for inspecting and evaluating a proposed branch site and any major repairs to a branch office or site. Mr. Minnock made two evaluations during fiscal 2003 and received $200 for performing such services.

     Dr. Fitting and Messrs. Burger, Minnock and Pfischner served as trustees/administrators of the Corporation's following benefit plans during fiscal 2003: 401(k) Plan, Employee Stock Ownership Plan and Stock Option Plans. To date, the directors serving as trustees/administrators of these plans have not received any additional compensation for such services.

     On December 16, 1993, the Bank entered into a consulting agreement with Mr. Pfischner to serve as a consultant to the President-Chief Executive Officer, Board of Directors and executive staff of the Bank for a term of one year commencing on January 1, 1994 and continuing from year to year by written agreement. The agreement has been extended by written agreement each calendar year through 2003 under the same terms and conditions for a term of one year. The agreement provides for a minimum base annual fee of $20,400 payable monthly, which may be increased in the future. Either party may terminate the agreement by providing the other party with at least thirty days written notice before the expiration date of the agreement. Mr. Pfischner had performed consulting services to the Bank for many years without a written agreement. For services performed during fiscal 2003, in addition to the regular Board fees, Mr. Pfischner received $32,400 which included a bonus of $12,000 for outstanding services to the Bank.

     Pursuant to the three-year employment agreement dated January 31, 2002 between the Bank and Mr. Reagan, upon his retirement as Chief Executive Officer of the Masontown Division of the Bank on December 31, 2002, he serves as a consultant to the Bank for the remaining term of twenty-five months which commenced on January 1, 2003. The agreement provides for a minimum base annual fee of $107,999 payable monthly.

     Under the 1993 Directors' Stock Option Plan, each person who serves as a non-employee director immediately following the last adjournment of each Annual Meeting shall be granted as of such date a compensatory stock option to purchase shares of the Corporation's Common Stock at a price equal to the fair market value of a share of the Common Stock on that date. On the 2002 Annual Meeting date, each non-employee director received an option to purchase 2,000 shares. The fair market value on the October 24, 2002 Annual Meeting date was $24.475 per share. The Plan was amended on December 19, 2002. The amendment provided that each person serving as a non-employee director on that date be granted an option to purchase 3,500 shares of the Common Stock, except that Mr. Pfischner be granted an option to purchase 6,500 shares of the Common Stock. The fair market value on December 19, 2002 was $22.995 per share. All other provisions of the Plan continue in full effect.

     Directors may make an irrevocable election prior to the beginning of each calendar year to defer all or a portion of the annual retainer and meeting fees into a cash account and/or a PFC stock account. The cash account earns interest each year at a rate equal to the rate paid on the Bank's highest rated certificate of deposit on the first business day of each calendar year. The stock account is credited with the dividends paid on PFC stock during the year. Prior to the beginning of the year, each participant may elect to purchase PFC Common Stock with the cash in either account. A third deemed investment option earns the performance rate of any of the selected mutual funds offered by CIGNA to participants of the Bank's 401(k) Plan. At the end of each quarter, the account is credited with gains (or debited for losses) in accordance with the mutual fund experience reports provided by CIGNA. Participants may receive payments from their accounts on the attainment of an age after 65 or at termination of Board service in cash, in either a lump sum or annual installments, or receive the Common Stock.

EXECUTIVE MANAGEMENT

     The following table sets forth certain information with respect to executive officers of the Corporation and the Bank who are not directors of the Corporation. There are no arrangements or understandings between the Corporation or the Bank and any person pursuant to which such person has been appointed an executive officer. No executive officer is related to any other executive officer or director of the Corporation or the Bank by blood, marriage or adoption. Officers of the Corporation and the Bank are appointed annually by the respective Boards of Directors for one-year terms.

                                                   PRINCIPAL OCCUPATION DURING
       NAME              AGE                           THE PAST FIVE YEARS
       ----              ---                           -------------------
Timothy G. Rubritz       49        Vice President-Treasurer of the Corporation since its
                                   organization in August 1987; Senior Vice President-Treasurer of the Bank since December 1989; Vice President-Treasurer
                                   from January 1986 to December 1989; joined the Bank in June
                                   1985 as audit director; with Coopers & Lybrand from 1976 to
                                   1985, including a general practice manager at such firm from
                                   1982 to 1985.

Gail B. Anwyll           51        Senior Vice President of the Bank since June 2000; Vice
                                   President from December 1992 to June 2000; in charge of
                                   Human Resources Department and Marketing; Assistant
                                   Corporate Secretary since July 1990; Senior Assistant Vice
                                   President from December 1991 to December 1992; Assistant
                                   Vice President from December 1989 to December 1991; joined the Bank in August 1989 as Director of Human Resources; with
                                   Lyman Savings & Loan Association from 1976 to August 1989, serving as Executive Vice President from 1987 to August
                                   1989.

Thomas R. Ondek          44        Senior Vice President of the Bank since December 2001; in
                                   charge of Deposit Operations; Vice President from December
                                   1989 to December 2001; Assistant Vice President from
                                   December 1986 to December 1989; branch manager from April to
                                   December 1985; joined the Bank in May 1984.

OTHER OFFICERS

                                                      PRINCIPAL OCCUPATION DURING
        NAME                AGE                           THE PAST FIVE YEARS
        ----                ---                           -------------------
Joseph C. DeFazio           42        Assistant Treasurer of the Corporation since April 2003;
                                      Vice President of the Bank since December 2000 and Assistant
                                      Treasurer since December 1995; Assistant Controller from
                                      December 1986 to December 1995; joined the Bank in October
                                      1984 as Accounting Supervisor.

Gilbert A. Riazzi           39        Vice President and Chief Information Officer since July
                                      2002; Audit-Compliance Director of the Corporation and the
                                      Bank from December 1999 to July 2002; Senior Assistant Vice
                                      President from December 1996 to December 1999; Assistant
                                      Vice President from December 1993 to December 1996; joined the Bank as Internal Auditor in May 1992; with Landmark
                                      Savings from 1989 to 1992 as Audit Supervisor.

                         AUDIT-FINANCE COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     PFC's business consists primarily of the business of the Bank and its subsidiaries. The financial results of PFC are a direct function of the Bank's achievement of its goals as set forth in its long-term strategic plan. Executives are compensated for their contribution to the achievement of these goals, which benefits the stockholders, customers, employees and communities in which the Bank operates.

     The Audit-Finance Committees of the Bank and PFC ("Committee") jointly administer executive compensation, with all compensation currently paid by the Bank. The Committee reviews all issues pertaining to executive compensation and submits its recommendations to the full Board of Directors for approval. Mr. Robert J. McCarthy, Jr., in his capacity as a member of the Board of Directors of PFC and the Bank, abstains from any Board of Directors' vote concerning compensation affecting himself. The Committee's compensation program for executive officers currently consists of annual payments of salary and bonuses and periodic grants of options to purchase Common Stock under PFC's Stock Option Plans. Each element of the program has a different purpose. Salary and bonus payments are mainly designed to reward current and past performance. Stock option awards are designed to help attract and retain superior personnel for positions of substantial responsibility as well as to provide additional incentive to contribute to the long-term success of PFC.

     In determining the amount and form of executive compensation to be paid or awarded in fiscal 2003, the Committee considered PFC's overall performance over a period of years--and its future objectives and challenges--rather than a guideline or formula based on any particular performance measure in a single year. Within this framework, the Committee considered, among other things, the following performance factors in making its compensation decisions in fiscal 2003: return on equity; earnings per share; fair market value of the Common Stock; and the Bank's achievement of its annual goals relating to earnings, growth, net worth, asset quality, efficiency ratio and evaluation by regulators as to safety and soundness. The Committee's decisions concerning the compensation of individual executive officers during fiscal 2003 were made in the context of historical practice and competitive environment, including comparisons with compensation practices of companies of similar size and function in the financial services industry. The Committee has not addressed the adoption of a policy with respect to the issue of the deductibility of qualifying executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code") because no executive has compensation subject to Section 162(m) that exceeds the $1,000,000 threshold.

     Supplemental non-qualified benefit plans are provided to executive officers as follows:

     Supplemental Executive Benefit Plan

     Effective December 31, 1994, PFC and the Bank adopted the Supplemental Benefit Plan ("SEBP") for the benefit of certain officers who are subject to the limitations imposed by Sections 401(a)(17) and 415 of the Code on the maximum amount of compensation which may be taken into consideration for the purposes of the Parkvale Financial Corporation Employee Stock Ownership Plan ("ESOP") and the maximum amount of benefits which may be allocated to an individual participant thereunder. In calendar year 1994, the maximum amount of base pay for qualified benefit plan purposes was reduced to $150,000 from $235,840 previously. From 1997 through 1999, the base amount was $160,000. From 2000 through 2001, the base amount was $170,000. Effective January 1, 2002, this limit was increased to $200,000. Persons earning more than $200,000 in 2002 were deprived of retirement funds otherwise available to them. The officer affected by the Code limitation in calendar year 2002 was Mr. McCarthy and 1,367 Treasury shares of PFC Common Stock applicable to the 2002 distribution were allocated to the Trust administered by the Heritage Trust Division of Northwest Savings Bank for his benefit. The value of those shares, based upon the closing price of $23.06 per share on the last trading day of calendar 2002 (December 31, 2002), is included in the Summary Compensation Table.

     Executive Deferred Compensation Plan

     Due to benefit limits imposed by the Code and/or discrimination tests of highly compensated employees, the Bank adopted, effective July 1, 1994, the Parkvale Savings Bank Executive Deferred Compensation Plan ("EDCP") for certain senior officers of the Bank to compensate such individuals who participate in the 401(k) Plan for benefits lost under the Plan. The EDCP is an unfunded, non-qualified plan which provides for the accrual of matching contributions and investment returns that may not be accrued under the 401(k) Plan. Under the 401(k) Plan, participating employees may voluntarily make pre-tax contributions to their accounts up to 10% of covered plan compensation. The Bank matches 50% of the employee's pre-tax contributions up to a maximum of 6% of the employee's covered compensation. In addition, the Bank may make a profit sharing contribution equal to a percentage of each eligible employee's covered compensation during a plan year, subject to the Bank's profitability and the discretionary approval of the Board of Directors. The historical discretionary contribution has been 2%. Contributions to the 401(k) Plan and EDCP for the above named executive officers are included in the Summary Compensation Table.

BASES FOR CHIEF EXECUTIVE OFFICER AND NAMED EXECUTIVE OFFICERS COMPENSATION

     In fiscal 2003, PFC's President and Chief Executive Officer received total cash payments of $530,000 in salary and bonus (as shown in the Summary Compensation Table). The Committee notes that Mr. McCarthy's salary in fiscal 2003 was unchanged from fiscal 2002, and that the bonus paid to Mr. McCarthy in fiscal 2003 exceeded 60% of his salary for the year, down $75,000 from fiscal 2002. The bonus paid to Mr. Rubritz in fiscal 2003 exceeded 35% of his salary for the year and the bonus paid to Mr. Ondek in fiscal 2003 exceeded 33% of his salary for the year. All named executives received reduced bonuses in fiscal 2003 compared to fiscal 2002.

     The Committee considered these 2003 payments appropriate in light of PFC's performance. In addition, the Committee determined Mr. McCarthy's fiscal 2003 compensation based on its assessment of his ability and dedication to enhance the long-term value and financial strength of PFC by continuing to provide the leadership and vision that he has provided throughout his tenure as Chief Executive Officer. PFC's net income has increased in four of the last five fiscal years. In addition, PFC's return on average equity for the last five fiscal years has averaged 13.90%.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Reagan was employed by the Bank as Chief Executive Officer of the Masontown Division of the Bank after the merger of The Second National Bank of Masontown into Parkvale on January 31, 2002. He retired from that position on December 31, 2002. No other member of the Committee was a former full-time officer or employee. No member of the Audit-Finance Committee is presently a full-time officer or employee of the Corporation or any of its subsidiaries.

                            AUDIT-FINANCE COMMITTEE

                            Fred P. Burger, Chairman
                               Andrea F. Fitting
                               Patrick J. Minnock
                                Harry D. Reagan

PERFORMANCE GRAPH

     The following table and graph compares the yearly cumulative total return of the Common Stock over a five-year measurement period with (i) the yearly cumulative total return on the stocks included in the Nasdaq Market Index and
(ii) the yearly cumulative total return on the stocks included in the Nasdaq Financial Stock Market Index as reported by the Center for Research in Securities Prices at the University of Chicago. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years. The per share amounts have been adjusted to reflect the 5 for 4 stock split in October 1998.

                           TABLE OF CUMULATIVE VALUES

                                      1998      1999      2000      2001      2002      2003
                                      ----      ----      ----      ----      ----      ----
Parkvale...........................  $100.00   $ 86.51   $ 71.50   $103.06   $126.73   $104.96
Nasdaq.............................   100.00    143.67    212.43    115.46     78.65     87.33
Nasdaq Financial...................   100.00    102.27     81.18    109.50    122.42    128.65
S&P 500............................   100.00    122.70    131.82    112.55     92.23     92.68
Book Value Per Share...............    13.00     13.84     14.75     16.78     17.09     17.93
Market Value Per Share.............    25.80     21.75     17.25     24.00     28.64     24.42

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

                                              PARKVALE                NASDAQ            NASDAQ FINANCIAL           S&P 500
                                              --------                ------            ----------------           -------
1998                                           100.00                 100.00                 100.00                 100.00
1999                                            86.51                 143.67                 102.27                 122.70
2000                                            71.50                 212.43                  81.18                 131.82
2001                                           103.06                 115.46                 109.50                 112.55
2002                                           126.73                  78.65                 122.42                  92.23
2003                                           104.96                  87.33                 128.65                  92.68

* Assumes the investment of $100 on June 30, 1998 and the reinvestment of all dividends.

     The market value on the record date, August 25, 2003 was $24.755 per share.

                             EXECUTIVE COMPENSATION

SUMMARY

     The following table sets forth a summary of certain information concerning the compensation awarded or paid for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer and other executive officers of the Corporation and the Bank ("Named Executive Officers") whose total compensation during the last fiscal year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                           ANNUAL COMPENSATION    COMPENSATION
                                           -------------------    ------------       ALL OTHER
NAME AND PRINCIPAL POSITION   FISCAL YEAR  SALARY(1)    BONUS     OPTION AWARDS  COMPENSATION(2)(3)
---------------------------   -----------  ---------    -----     -------------  ------------------
Robert J. McCarthy, Jr.          2003      $330,000    $200,000         0             $76,365
  President and                  2002       330,000     275,000         0              86,049
  Chief Executive Officer        2001       315,000     275,000         0              85,322

Timothy G. Rubritz               2003       136,200      48,000         0              25,575
  Vice President-Treasurer       2002       134,400      58,000         0              28,131
  of the Corporation and         2001       131,400      56,000         0              29,170
  Senior Vice
  President-Treasurer of the
  Bank

Thomas R. Ondek                  2003        83,896      28,000         0              16,399
  Senior Vice President          2002        81,486      33,000         0              17,247
  of the Bank                    2001        74,438      30,000         0              17,526

---------

(1) Salary includes amounts deferred at the election of the executive officer through the Bank's 401(k) Plan and Executive Deferred Compensation Plan ("EDCP").

(2) Includes the Bank's contributions to the 401(k) Plan and EDCP during fiscal 2003 on behalf of Mr. McCarthy ($28,130), Mr. Rubritz ($9,398) and Mr. Ondek ($6,682).

(3) Includes the value of the Common Stock allocated to the ESOP and SEBP Trust account of Mr. McCarthy ($48,235) and ESOP accounts of Messrs. Rubritz ($16,177) and Mr. Ondek ($9,717) based upon the closing price of $23.06 per share on the allocation date, December 31, 2002.

     The column "Other Annual Compensation" has been omitted because there is no compensation required to be reported in such column. The aggregate amount of perquisites and other personal benefits provided to each Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of such officer.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS
                                 ----------------------------
                                 NUMBER OF
                                 SECURITIES     % OF TOTAL
                                 UNDERLYING   OPTIONS GRANTED   EXERCISE OR                GRANT DATE
                                  OPTIONS     TO EMPLOYEES IN   BASE PRICE    EXPIRATION     PRESENT
NAME                              GRANTED       FISCAL YEAR      PER SHARE       DATE      VALUE(1)(2)
----                              -------       -----------      ---------       ----      -----------
Robert J. McCarthy, Jr.            30,000          25.6%          22.995      12/19/2012    $109,200
Timothy G. Rubritz                 10,000           8.5%          22.995      12/19/2012      36,400
Thomas R. Ondek                     8,000           6.8%          22.995      12/19/2012      29,120

---------

(1) The estimated value shown, which was determined by application of the Black-Scholes option pricing model, was developed solely for purposes of comparative disclosure in accordance with the regulations of the Securities and Exchange Commission and does not necessarily reflect PFC's view of the appropriate value or methodology for purposes of financial reporting. Use of this model should not be viewed in any way as a forecast of the future performance of the Common Stock, volatility or dividend policy. No adjustments have been made for forfeitures or non-transferability.

(2) The estimated present value of the options is $3.64 per share and is based upon historical experience. The assumption used in calculating the option value are as follows: Volatility of 0.17, calculated using daily stock returns for the twenty-four month period preceding the option award; a risk-free rate of interest of 3.69%, representing the interest rate on a United States Treasury Note with a maturity date corresponding to the expected term of the options; a dividend yield of 3.18%, the indicated yield at the grant date; a stock price at date of grant of $22.995, which is equal to the exercise price; and an option term of nine years.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning stock options exercised during fiscal year 2003 by the Named Executive Officers and the value of unexercised stock options held by each such officer on the last trading day of the fiscal year (June 30, 2003). The number of shares have been adjusted to reflect the 5 for 4 stock splits in October 1994, 1995, 1996, 1997 and 1998.

                                                             NUMBER OF
                                                            SECURITIES
                                                            UNDERLYING        VALUE OF UNEXERCISED
                                                        UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS
                                                        AT FISCAL YEAR END     AT FISCAL YEAR END
                        SHARES ACQUIRED      VALUE         EXERCISABLE/           EXERCISABLE/
NAME                      ON EXERCISE     REALIZED(1)      UNEXERCISABLE        UNEXERCISABLE(2)
----                      -----------     -----------      -------------        ----------------
Robert J. McCarthy,
  Jr.                           --          $    --        95,539/15,000        $693,992/$17,662
Timothy G. Rubritz              --               --         32,582/5,000           264,613/5,887
Thomas R. Ondek                 --               --         20,842/4,000           176,334/4,710

---------

(1) The value was determined by subtracting the exercise price from the fair market value of the Common Stock on the exercise date.

(2) The value was determined by subtracting the exercise prices from the fair market value of the Common Stock on June 30, 2003 ($24.1725 per share) and multiplying the same by the number of options.

           LONG-TERM INCENTIVE PLANS--AWARDS IN THE LAST FISCAL YEAR

     A long-term incentive plan has not been instituted for either the Corporation or the Bank.

EMPLOYMENT AGREEMENTS

     The Bank entered into a five-year employment agreement with Mr. McCarthy in April 1987 and the Corporation became a party to the agreement upon consummation of the reorganization of the Bank into the holding company form of organization in January 1989. The initial term of the agreement was extended automatically for an additional year on each anniversary date of the agreement. Effective January 1, 1997, a new five-year employment agreement was entered into by the parties to reflect the holding company formation, the Bank's charter conversion to a savings bank and change in regulators, and changes in applicable law and regulatory policies since 1987. The agreement provides for a minimum annual salary of $262,000, which may be increased from time to time in such amounts as may be determined by the Boards of Directors of the Corporation and the Bank. In addition, Mr. McCarthy may receive bonus payments as determined by the Boards of Directors. Prior to the first anniversary of the effective date and each annual anniversary thereafter, the Boards of Directors shall consider all relevant factors, including Mr. McCarthy's performance, and if appropriate approve a one-year extension of the remaining term of the agreement. The term of Mr. McCarthy's agreement will be extended each year if the Boards of Directors of the Bank and the Corporation ("Parkvale") approve the extension, unless Mr. McCarthy provides at least 30 days written notice not to extend the agreement beyond its remaining term. The agreement is terminable by Parkvale for cause at any time and currently expires on January 1, 2008.

     The agreement with Mr. McCarthy provides for severance payments and other benefits in the event Parkvale terminates his employment for other than cause, disability, retirement or death or Mr. McCarthy resigns for "good reason," as defined in the agreement. Good reason includes among other things a "change in control" of Parkvale, which is defined to include any of the following: (1) any change in control required to be reported pursuant to Item 6(e) of Schedule 14A promulgated under the Exchange Act; (2) the acquisition of beneficial ownership by any person (as defined in Sections 13(d) and 14(d) of the Exchange Act) of 10% or more of the combined voting power of the Corporation's then outstanding securities; or (3) within any period during the term of the agreement, a change in the majority of the Board of Directors for any reason without the written consent of Mr. McCarthy. In such event, Parkvale will give severance payments to Mr. McCarthy equal to 2.99 times his average annual base salary, bonus and other incentive compensation for the preceding three years, plus the continuation or payment of certain fringe benefits other than stock benefit plans. Under Mr. McCarthy's employment agreement, Mr. McCarthy could receive payments and benefits that constitute a parachute payment. Parachute payments generally are payments in excess of three times the base amount, which is defined to mean the recipient's average annual compensation from the employer includible in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred. Recipients of parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes. In such event, Parkvale has agreed to pay the 20% excess tax that would otherwise be owed by Mr. McCarthy and such additional amounts as may be necessary to reimburse Mr. McCarthy for the federal, state and local income taxes and excise taxes on such amounts.

     The agreement also precludes Mr. McCarthy from owning (excluding the ownership of 1% or less of the stock of a public corporation), managing, operating and controlling, being employed by or participating in or being in any way connected with any other business covered by federal deposit insurance which is located in the Pennsylvania counties of Allegheny, Armstrong, Butler, Beaver, Washington and Westmoreland. Such restriction shall continue throughout Mr. McCarthy's employment with Parkvale.

     The employment agreement with Mr. McCarthy and the change in control agreement with Mr. Rubritz described below, to the extent they increase the cost of any acquisition of control of the Corporation, could be deemed to have an anti-takeover effect. As a result, the agreements may discourage takeover attempts which (1) are deemed by certain stockholders to be in their best interests, (2) might be at prices in excess of the then market value of the Corporation's Common Stock, and (3) as a result, may tend to perpetuate existing management.

CHANGE IN CONTROL AGREEMENT

     The Corporation and the Bank ("Parkvale") entered into a three-year change in control severance agreement with Mr. Rubritz effective January 1, 2000. Commencing on the first annual anniversary of each effective date, the term of the agreement will be extended for an additional year on each annual anniversary of the effective date until such time as the Boards of Directors of Parkvale or Mr. Rubritz gives notice not to extend the term of the agreement. As a consequence, subsequent to the first anniversary of the effective date, the remaining term of the agreement will stay between two and three years unless notice of non-renewal is given not less than thirty (30) days prior to any anniversary date. If either party gives timely notice that the term will not be extended as of any annual anniversary date, then the agreement shall terminate at the conclusion of its remaining term. The agreement currently expires on January 1, 2006.

     The agreement with Mr. Rubritz provides for severance payments and other benefits in the event his employment with Parkvale is terminated subsequent to a change in control of the Corporation by (i) Parkvale for other than cause, disability, retirement or death, (ii) by Mr. Rubritz for any reason within the first sixty (60) days following the one-year anniversary of the change in control, or (iii) by Mr. Rubritz for good reason, then Parkvale shall (a) pay to Mr. Rubritz, in either twenty-four (24) equal monthly installments beginning with the first business day of the month following the date of termination or in a lump sum within five (5) business days of the date of termination, a cash severance amount equal to two (2) times Mr. Rubritz's annual compensation, and
(b) maintain and provide for a period ending at the earlier of (i) the expiration of the remaining term of the agreement as of the date of termination or (ii) the date of Mr. Rubritz's full-time employment by another employer, at no cost to him, continued participation in all group insurance, life insurance, health and accident insurance, disability insurance and other employee benefit plans, programs and arrangements offered by Parkvale in which Mr. Rubritz was entitled to participate immediately prior to the date of termination (excluding stock benefit plans and cash incentive compensation). If such payments would constitute a "parachute payment" under Section 280G of the Code, then the payments and benefits payable shall be reduced by the minimum amount necessary to avoid constituting a parachute payment.

     Parkvale may assign the agreement and its rights and obligations thereunder in whole, but not in part, to any corporation, bank or other entity with or into which either the Corporation or the Bank may merge or consolidate or which either may transfer all or substantially all of its respective assets. The executives may not assign or transfer the agreement or any rights or obligations thereunder.

LOANS TO MANAGEMENT

     In the ordinary course of business, the Bank makes loans available to its directors, officers and employees. Such loans are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to other borrowers. It is the belief of management that these loans neither involve more than the normal risk of collectability nor present other unfavorable features. At June 30, 2003, the Bank had 11 loans outstanding to directors and officers of the Bank, or members of their immediate families or related entities. In total, these loans were less than 5% of total shareholders' equity at June 30, 2003.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Ernst & Young LLP as independent auditors for the year ending June 30, 2004, and has further directed that the selection of such auditors be submitted for ratification by the stockholders at the Annual Meeting. The Corporation has been advised by Ernst & Young LLP that neither the firm nor any of its associates has any relationship with the Corporation or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Ernst & Young LLP will have a representative at the Annual Meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the total votes cast at the Annual Meeting is required for this proposal. Abstentions will not be counted as votes cast and, accordingly, will have no effect on this proposal. There will be no "broker non-votes" with respect to this proposal.

            THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
              RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
                    AS INDEPENDENT AUDITORS FOR FISCAL 2004.

     The fees billed by Ernst & Young LLP for the past two fiscal years are as follows:

                                                                2003       2002
                                                              --------    -------
Audit fees..................................................  $102,920    $97,850
Audit related fees..........................................    13,000     34,500
Tax Fees....................................................    41,500      7,500
All other fees..............................................        --         --

     The Audit Committee believes that the non-audit fees billed and paid to Ernst & Young LLP are compatible for maintaining Ernst & Young's independence.

                             STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have presented at the next Annual Meeting of Stockholders to be held in October 2004, must be received at the main office of the Corporation no later than May 19, 2004. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next Annual Meeting of Stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

                    ANNUAL REPORTS AND FINANCIAL STATEMENTS

     A copy of the Corporation's Annual Report to Stockholders for the year ended June 30, 2003 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

     UPON RECEIPT OF A WRITTEN REQUEST, THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2003 AND A LIST OF THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE EXCHANGE ACT. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO TIMOTHY G. RUBRITZ, TREASURER, PARKVALE FINANCIAL CORPORATION, 4220 WILLIAM PENN HIGHWAY, MONROEVILLE, PENNSYLVANIA 15146. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                                 OTHER MATTERS

     Each proxy solicited hereby also confers discretionary authority to the Board of Directors of the Corporation to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of solicitation of proxies will be borne by the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Corporation's Common Stock. In addition to solicitations by mail, directors, officers and employees of Parkvale may solicit proxies personally or by telephone without additional compensation. The Corporation may retain a proxy soliciting firm to assist in the solicitation of proxies. The cost of such a firm would not be expected to exceed $3,500.

                                          By Order of The Board of Directors

                                          /s/ ERNA A. GOLOTA
                                          Erna A. Golota,
                                          Secretary

September 15, 2003

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     This Charter governs the operations of the Audit Committee. The Committee shall review and reassess the Charter at least annually and obtain the approval of the Board of Directors. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom is independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

     - The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. The Committee shall discuss with the auditors any relationships or services identified in the disclosures which may impact the objectivity and independence of the auditors, and if deemed necessary, the Committee shall recommend that the Board take action in response to such disclosures to satisfy itself with respect to the independence of the auditors. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to shareholders' approval.

     - The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

     - The Committee shall review the interim financial statements with management prior to the filing of the Company's Quarterly Report on Form 10-Q. If any matters require reporting by the independent auditors, the Audit Committee, via the Chairman, shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

     - The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report to be included in Form 10-K (ie. the annual report to shareholders), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

                                 REVOCABLE PROXY
                         PARKVALE FINANCIAL CORPORATION

/X/   PLEASE MARK VOTES
      AS IN THIS EXAMPLE


                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, being a stockholder of the Corporation, hereby authorizes the Board of Directors of the Corporation as proxies with full powers of sub-stitution to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at the Pittsburgh Athletic Association, 4215 Fifth Avenue, Pittsburgh, Pennsylvania, on October 23, 2003, at 10:00 a.m. Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast if then personally present on all proposals coming before the meeting.

     This proxy may be revoked at any time before it is exercised.

                                          WITH-       FOR ALL
                                FOR       HOLD        EXCEPT

1. Election of Directors:       / /        / /          / /
   Nominees:
   HARRY D. REAGAN
   ROBERT D. PFISCHNER
   ANDREA F. FITTING

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.


--------------------------------------------------------------------------------
                                            FOR     AGAINST  ABSTAIN

2. Appointment of Ernst & Young  LLP        / /       / /      / /
   as the Corporation's independent
   auditors for fiscal 2004.

3. In the proxies' discretion, upon such other business as may properly come before the meeting.

     SHARES OF COMMON STOCK OF THE CORPORATION WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE,SHARES WILL BE VOTED "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS AND "FOR" THE APPOINTMENT OF
ERNST & Young LLP.

     Please sign exactly as name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date        Date
  this Proxy in the box below.              -------------------------------


--------------------------------------------------------------------------------
 Shareholder sign above           Co-holder (if any) sign above


   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                         PARKVALE FINANCIAL CORPORATION

                              PLEASE ACT PROMPTLY--
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.



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